AMENDMENT NO. 1 TO THE
LIMITED LIABILITY COMPANY AGREEMENT OF
AT UMBRELLA LLC

March 24, 2026
This Amendment No. 1 (the “Amendment”) to the Limited Liability Company Agreement of AT Umbrella LLC (the “Company”), dated as of December 16, 2025 (as amended to date, the “Agreement”), is entered into by the undersigned Members of the Company effective as of the date first written above (the “Effective Date”). All capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Agreement.
RECITALS
WHEREAS, pursuant to Section 13.09(a) of the Agreement, the Agreement may be amended with the written consent of Members constituting a majority in interest of all Members, which majority must include Andersen Aggregator LLC (the “Requisite Majority”); and
WHEREAS, the undersigned Members, constituting the Requisite Majority, desire to amend the Agreement as provided herein.
NOW, THEREFORE, BE IT RESOLVED, that the Agreement is hereby amended as follows:
1.     Amendment to Section 10.01(d). Section 10.01(d) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(d) Redemption Consideration. Pubco shall have the option as provided in Section 10.02 to elect to have the Redeemed Units be redeemed in consideration for one (1) share of Class A Common Stock per Class X Umbrella Unit Redeemed (the “Share Settlement”) or the immediately available funds in U.S. dollars in an amount equal to the Redeemed Units Equivalent (the “Cash Settlement”); provided, for the avoidance of doubt, that Pubco may elect to have the Redeemed Units be redeemed in consideration for a Cash Settlement only to the extent that Pubco has cash available in an amount equal to at least the Redeemed Units Equivalent, which funds were received from any Qualifying Offering. Pubco shall give written notice (the “Contribution Notice”) to the Company (with a copy to the Redeeming Member and, if such Redeeming Member is a Permitted Redeeming Transferee, Aggregator) of such election on the earlier of (i) three (3) Business Days of receiving the Redemption Notice and (ii) the Redemption Date specified in the Redemption Notice; provided, that if Pubco does not timely deliver a Contribution Notice, Pubco shall be deemed to have elected the Share Settlement method. The number of shares of Class A Common Stock or the Redeemed Units Equivalent that a Redeeming Member is entitled to receive under this Section 10.01(d) (whether through a Share Settlement or Cash Settlement) shall not be adjusted on account of any distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Class A Common Stock; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any distribution with respect to the Redeemed Units but prior to payment of such distribution, the Redeeming Member shall be entitled to receive such distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Member transferred and surrendered the Redeemed Units to the Company prior to such date. In the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then in exercising its Redemption Right a Redeeming Member shall be entitled to receive the amount of such security that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction.”

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MISCELLANEOUS
2.     Conflict. Except as specifically amended hereby, the Agreement shall continue in full force and effect. The Managing Member may adopt a restatement of the Agreement and execute and file all necessary certificates or other documents, in each case to reflect the amendments made hereunder.
3.    Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware without regard to the conflict of law principles thereof.
4.     Execution and Filing of Documents. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. For the avoidance of doubt a party’s execution and delivery of this Amendment by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this Amendment by or on behalf of such party and shall bind such party to the terms of this Amendment. The parties hereto agree that this Amendment and any additional information incidental hereto may be maintained as electronic records. Any party executing and delivering this Amendment by Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing such party’s intent to be bound by the terms of this Amendment, as may be reasonably requested by any other party hereto.
5.    Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the other provisions, and this Amendment shall be construed in as if any such invalid or unenforceable provision(s) were omitted.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the Effective Date.

MEMBERS:

ANDERSEN GROUP INC. By: /s/ Mark Vorsatz Name: Mark Vorsatz Title: Authorized Person

ANDERSEN AGGREGATOR LLC By: /s/ Mark Vorsatz Name: Mark Vorsatz Title: Authorized Person

Amendment No. 1 to the
Limited Liability Company Agreement of
AT Umbrella LLC